UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2019
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2019, Cerner Corporation (the “Company”) entered into a cooperation agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”), which has a combined economic and beneficial ownership interest in the Company’s shares of outstanding stock (the “Common Stock”) totaling, in the aggregate, 3,744,394 shares. The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Agreement and effective immediately following the execution thereof, the board of directors of the Company (the “Board”) increased the size of the Board from eight to eleven directors and expanded the membership of each of class II and class III of the Board by one and two, respectively. As part of the Board’s planned refreshment, it has appointed each of R. Halsey Wise and John J. Greisch (the “Company Appointees”). In addition, the Board has appointed George A. Riedel and Melinda J. Mount (the “Starboard Designees”, and together with the Company Appointees, the “New Independent Directors”). Mr. Riedel and Mr. Wise will serve as class III directors, with their terms expiring at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”). Mr. Greisch and Ms. Mount will each serve as class II directors, with terms expiring at the 2021 annual meeting of stockholders. The parties agreed that immediately prior to the 2019 Annual Meeting, the size of the Board will be decreased from eleven to ten directors, reducing the number of directors comprising the class III directors by one. The parties also agreed that the Company would nominate each of Gerald E. Bisbee, Jr., Ph.D., M.B.A., Linda M. Dillman, George A. Riedel and R. Halsey Wise to stand for election as class III directors of the Board at the 2019 Annual Meeting.

Pursuant to the Agreement, if any Starboard Designee is unable or unwilling to serve as a director, resigns as a director or is removed as a director during the Standstill Period (defined below), and if at such time Starboard has combined beneficial and economic ownership of at least 1,872,197 shares of Common Stock, Starboard may recommend a substitute individual for appointment to the Board who must meet certain criteria specified in the Agreement.

Promptly following the execution of the Agreement, the Board established a finance and strategy committee of the Board (the “Finance & Strategy Committee”) to coordinate and oversee management’s review of the Company’s operational efficiency and margin expansion efforts and capital deployment strategy, including taking into consideration recommendations from AlixPartners LLP, the Company’s risk profile and the potential impact of any recommended changes on the Company’s business model, strategic plan and ability to meet commitments to clients. The Board appointed Messrs. Greisch, Riedel and Wise and Ms. Mount as initial members of the Finance & Strategy Committee, with Mr. Greisch serving as chairman of the committee. Under the terms of the Agreement, the Company also agreed, as soon as reasonably practicable following the date of the Agreement, but no later than 10 business days after execution of the Agreement, and through the end of the Standstill Period, to take all necessary actions to appoint each New Independent Director as a member of at least one standing committee of the Board (in addition to the Finance & Strategy Committee), and to ensure that each committee and subcommittee of the Board includes at least one Starboard Designee.

Furthermore, following the execution of the Agreement, the Board authorized and approved an amendment to the Company’s $1 billion share repurchase program that was previously approved by the Board in May 2018, which will permit the continued repurchase of Common Stock in an amount up to an additional aggregate purchase price of $1.2 billion. When combined with the $0.3 billion of authorization remaining under the May 2018 program, the total authorized amount available for repurchase is approximately $1.5 billion.

Starboard agreed, on behalf of itself and its affiliates, to irrevocably withdraw, concurrently with the execution of the Agreement, its letter providing notice of Starboard’s intent to nominate director candidates for election as class III directors of the Board at the 2019 Annual Meeting. With respect to the 2019 Annual Meeting, Starboard agreed to vote in favor of each of Gerald E. Bisbee, Jr., Ph.D., M.B.A., Linda M. Dillman, George A. Riedel and R. Halsey Wise, the Company's nominees for election as class III directors at the 2019 Annual Meeting, and in favor of the Company’s other proposals, unless Institutional Shareholder Services or Glass Lewis & Co., LLC recommends otherwise with respect to one of the Company’s other proposals, in which case Starboard shall be permitted to vote in accordance with their recommendation on the Company’s proposals other than with respect to the director nominees. Starboard also agreed not to (i) submit director nominations or proposals at the 2019 Annual Meeting or (ii) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to the 2019 Annual Meeting.

Starboard also agreed to certain customary standstill provisions, effective as of the date of the Agreement through the earlier of (x) 15 business days prior to the deadline for the submission of stockholder nominations for the Company’s 2020 annual meeting of stockholders and (y) 100 days prior to the first anniversary of the 2019 Annual Meeting (the “Standstill Period”), prohibiting it from, among other things: (i) soliciting proxies or consents with respect to the securities of the Company, (ii) entering into a voting agreement or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with other stockholders of the Company, other than affiliates of Starboard, (iii) seeking or submitting, or knowingly encouraging any person to seek or submit, nominees in furtherance of a contested solicitation for the election or removal of directors, (iv) making any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders, (v) making any offer or proposal with respect to any merger or other business combination involving the Company, (vi) affirmatively soliciting a third party to make an offer or proposal with respect to a merger or other business combination involving the Company, (vii) publicly commenting on any third party proposal regarding any merger or other business combination with respect to the Company by such third party prior to such proposal becoming public or (viii) calling or seeking to call a special meeting of stockholders.

The Company agreed to hold its 2019 Annual Meeting no later than June 15, 2019, subject to any delay necessitated by compliance with applicable law or regulatory or judicial or stock exchange order, published interpretation or requirement.

The Company agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred through the date of the Agreement in connection with Starboard’s involvement at the Company up to a maximum of $275,000.

The Company and Starboard also made certain customary representations, agreed to mutual non-disparagement provisions and agreed to jointly issue a press release announcing certain terms of the Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Retirement, Resignation, Removal or Refusal to Stand for re-Election

On April 8, 2019, the Company received notice from Denis A. Cortese, M.D., a class III member of the Board, that he does not intend to stand for re-election to the Board at the Company’s 2019 Annual Meeting and that he will retire effective immediately prior to the 2019 Annual Meeting. His decision not to stand for re-election did not involve any disagreement with the Company.

The Board intends to nominate Gerald E. Bisbee, Jr., Ph.D., M.B.A., Linda M. Dillman, George A. Riedel and R. Halsey Wise to stand for election as class III directors of the Board at the 2019 Annual Meeting.

(d) Election of New Director

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Board composition is incorporated by reference into this Item 5.02.

The New Independent Directors’ compensation will be consistent with the compensation payable to our other directors beginning as of the new board term to commence immediately following the 2019 Annual Meeting. A description of compensation payable to our directors can be found under “Director Compensation” in our most recent Proxy Statement filed with the Securities and Exchange Commission on April 6, 2018. Each of the New Independent Directors and the Company have entered, or each such New Independent Director will promptly enter, into indemnification agreements, in the form approved by the Board for the Company's other executive officers and directors and previously disclosed by the Company. The form of indemnification agreement was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 3, 2010 and is incorporated herein by reference.

There have been no related party transactions between the Company and the New Independent Directors that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD.

On April 9, 2019, the Company issued a press release relating to the Agreement and the changes to the Board, as described in Item 1.01 and Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On April 8, 2019, the Board established the position of Lead Independent Director and the independent directors of the Board (the “Independent Directors”) appointed William D. Zollars to that position. Mr. Zollars has served on the Board as an independent director since 2005 and is a member of the Board’s Audit Committee, Compensation Committee and Nominating, Governance and Public Policy Committee.

The creation of the Lead Independent Director role and Mr. Zollars’ appointment reflects the Company’s continued commitment to corporate governance best practices. The Lead Independent Director will, among other things, preside over all executive sessions of the Independent Directors, convene meetings of the Independent Directors at the request of any Independent Director, establish the agenda and approve the materials for such meetings, act as a liaison between the Chairman of the Board and the Independent Directors and carry out such other responsibilities as defined by the Board.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

10.1*	Cooperation Agreement, dated April 8, 2019, by and among Cerner Corporation and Starboard Value LP and certain of its affiliates
99.1	Press Release, dated April 9, 2019

*Exhibits have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: April 9, 2019	By:	/s/ Randy D. Sims
Randy D. Sims, Executive Vice
President & Chief Legal Officer